UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

L Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 16, 2016, L Brands, Inc. (the “Company”) announced the closing of its previously announced public offering (the “Senior Notes Offering”) of $700 million aggregate principal amount of its 6.750% Senior Notes due 2036.

A copy of the press release announcing the closing of the Senior Notes Offering is filed herewith as Exhibit 99.1.

On June 16, 2016, the Company also issued a notice of redemption for the $700 million aggregate principal amount outstanding of its 6.900% Notes due 2017 (the “2017 Notes”). The 2017 Notes will be redeemed at a redemption price that includes a make-whole premium, plus any interest accrued and unpaid to the redemption date of July 16, 2016. The Company expects to use the proceeds of the Senior Notes Offering to finance the redemption as previously announced.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 16, 2016 announcing the closing of the Senior Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: June 20, 2016	By:	/s/ Stuart B. Burgdoerfer
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer